EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In  connection  with the  Annual  Report  of IntelGenx Technologies Corp. (the "Company")  on Form 10-KSB for the period  ending  December 31, 2006, as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"), I, Joel Cohen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the  Sarbanes-Oxley  Act of 2002, that, to the best of my knowledge and belief:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial condition and result of operations of the Company.

/s/ Joel Cohen
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Joel Cohen
Chief Financial Officer

March 29, 2007